Exhibit 99.1
WESTERN GAS PARTNERS ANNOUNCES
THIRD-QUARTER 2009 RESULTS
     HOUSTON, Nov. 11, 2009 — Western Gas Partners, LP (NYSE: WES) today announced third-quarter 2009 financial and operating results. Net income available to limited partners for the third quarter of 2009 totaled $16.7 million, or $0.30 per limited partner unit (diluted). The Partnership’s third-quarter Adjusted EBITDA(1) was $26.4 million and distributable cash flow(1) was $24.2 million, resulting in a coverage ratio of 1.33 times for the period.
     Total throughput attributable to Western Gas Partners, LP for the third quarter of 2009 averaged 1,209 MMcf/d, 3 percent below the prior quarter and approximately 8 percent below the third quarter of 2008. These results include the net throughput attributable to Chipeta for all periods of comparison.
     Capital expenditures attributable to Western Gas Partners, LP totaled approximately $5.2 million during the third quarter of 2009. Of this amount, maintenance capital expenditures were approximately $3.3 million, or 12 percent of Adjusted EBITDA.
     “While the positive effects of our recent Chipeta acquisition are apparent in the third quarter results, we are also very pleased by the continued performance of our other assets given the current overall market conditions,” said Western Gas Partners’ Chairman and Chief Executive Officer Robert Gwin. “The stability of our distributable cash flow, combined with a focus on cost reduction and capital spending discipline, enabled us to raise our distribution again while maintaining a strong coverage ratio. Together with the closing of our recently announced bank facility, this performance indicates our continuing ability to execute our growth strategy and deliver value to our unitholders.”
     The Partnership previously declared a quarterly distribution of $0.32 per unit for the third quarter of 2009, payable on Nov. 13, 2009 to unitholders of record at the close of business on Oct. 30, 2009, representing a 3.2-percent increase over the prior quarter and an aggregate increase of 6.7 percent over the prior year. The third quarter coverage ratio of 1.33 times is based on the current quarterly distribution of $0.32 per unit.

[1]	Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures.

CONFERENCE CALL TOMORROW AT 9 A.M. CST
     The Partnership will host a conference call on Nov. 12, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss third-quarter results. The dial-in number for the call is 888.713.4214 and the participant code is 95827064. For complete instructions on how to participate in the conference call, or to access the live audio webcast and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
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Western Gas Partners, LP Contact
Chris Campbell, CFA, chris.campbell@westerngas.com, 832.636.6012

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable Cash Flow and Adjusted EBITDA (non-GAAP) to Net Income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable Cash Flow and Adjusted EBITDA provides information useful in assessing the Partnership’s financial condition and results of operations and that Distributable Cash Flow and Adjusted EBITDA are widely accepted financial indicators of a company’s ability to incur and service debt, fund capital expenditures and make distributions. Distributable Cash Flow and Adjusted EBITDA, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable Cash Flow and Adjusted EBITDA should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable Cash Flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2009	2008 (1)	2009 (1)	2008 (1)
		(in thousands)
Reconciliation of net income attributable to Western Gas Partners, LP to Distributable cash flow
Net income attributable to Western Gas Partners, LP	$17,048	$17,949	$58,065	$51,671
Add:
Distributions from equity investee	1,555	1,422	4,125	3,673
Non-cash share-based compensation expense	948	524	2,736	785
Interest expense, net — affiliates (non-cash settled)	—	—	—	1,470
Income tax expense	171	—	—	11,289
Depreciation and amortization (2)	9,586	9,012	28,101	25,775
Impairments	—	9,354	—	9,354
Less:
Equity income, net	1,794	1,539	5,329	3,840
Cash paid for maintenance capital expenditures	3,288	4,989	11,911	10,422
Interest income, net — affiliates (non-cash settled)	—	472	—	—
Other income, net (2)	12	110	27	142
Income tax benefit	—	1,463	152	—

Distributable cash flow	$24,214	$29,688	$75,608	$89,613

(1)	Financial information for 2008 and the first six months of 2009 has been revised to include results attributable to the Chipeta assets.

(2)	Includes the Partnership’s 51% share of depreciation and amortization and other income, net attributable to Chipeta Processing LLC.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA
The Partnership defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investee, non-cash share-based compensation expense, interest expense, income tax expense and depreciation, amortization and impairment, less income from equity investment, interest income, income tax benefit and other income.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008(1)	2009(1)	2008(1)
		(in thousands)
Reconciliation of net income attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income attributable to Western Gas Partners, LP	$17,048	$17,949	$58,065	$51,671
Add:
Distributions from equity investee	1,555	1,422	4,125	3,673
Non-cash share-based compensation expense	948	524	2,736	785
Interest expense, net – affiliates	3,127	36	6,698	1,546
Income tax expense	171	—	—	11,289
Depreciation and amortization (2)	9,586	9,012	28,101	25,775
Impairment	—	9,354	—	9,354
Less:
Equity income, net	1,794	1,539	5,329	3,840
Interest income – affiliate	4,225	4,697	12,675	6,478
Other income, net (2)	12	110	27	142
Income tax benefit	—	1,463	152	—

Adjusted EBITDA	$26,404	$30,488	$81,542	$93,633

(1)	Financial information for 2008 and the first six months of 2009 has been revised to include results attributable to the Chipeta assets.

(2)	Includes the Partnership’s 51% share of depreciation and amortization and other income, net attributable to Chipeta Processing LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (1)	2009 (1)	2008 (1)
		(in thousands except per-unit amounts)
Revenues
Gathering, processing and transportation of natural gas	$37,952	$35,132	$114,299	$101,028
Natural gas, natural gas liquids and condensate sales	20,591	53,428	60,932	164,834
Equity income and other	2,453	6,022	7,430	13,218

Total revenues	$60,996	$94,582	$182,661	$279,080

Operating expenses
Cost of product	$12,888	$40,912	$37,479	$124,204
Operation and maintenance	11,741	14,001	34,841	39,512
General and administrative	5,980	4,332	15,067	9,564
Property and other taxes	1,876	1,630	5,984	5,510
Depreciation and amortization	10,216	9,380	29,642	26,890
Impairment	—	9,354	—	9,354

Total operating expenses	$42,701	$79,609	$123,013	$215,034

Operating income	$18,295	$14,973	$59,648	$64,046
Interest income, net – affiliates	1,098	4,661	5,977	4,932
Other income, net	13	126	29	159

Income before income taxes	$19,406	$19,760	$65,654	$69,137

Income tax expense (benefit)	171	(1,463)	(152)	11,289

Net income	$19,235	$21,223	$65,806	$57,848

Net income attributable to noncontrolling interests	2,187	3,274	7,741	6,177

Net income attributable to Western Gas Partners, LP	$17,048	$17,949	$58,065	$51,671

Limited partner interest in net income:
Net income	$17,048	$17,949	$58,065	$51,671
Less predecessor interest in net income	—	553	5,935	26,026
Less general partner interest in net income	341	348	1,043	513

Limited partner interest in net income	$16,707	$17,048	$51,087	$25,132
Net income per common unit – basic and diluted	$0.30	$0.32	$0.92	$0.48
Net income per subordinated unit – basic and diluted	$0.30	$0.32	$0.91	$0.47

(1)	Financial information for 2008 and the first six months of 2009 has been revised to include results attributable to the Chipeta assets.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008 (1)
(in thousands)
Current assets	$62,335	$47,155
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	696,657	686,353
Other assets	40,897	39,647

Total assets	$1,059,889	$1,033,155

Current liabilities	$21,538	$42,435
Notes payable – Anadarko	276,451	175,000
Other long-term liabilities	11,173	11,095

Total liabilities	$309,162	$228,530
Common unit partner capital (29,474 and 29,093 units issued and outstanding at September 30, 2009 and December 31, 2008, respectively)	$377,032	$368,049
Subordinated unit partner capital (26,536 units issued and outstanding at September 30, 2009 and December 31, 2008)	276,019	275,917
General partner capital (1,143 and 1,135 units issued and outstanding at September 30, 2009 and December 31, 2008, respectively)	11,221	10,988
Parent net investment	—	83,655
Noncontrolling interest	86,455	66,016

Total liabilities, equity and Partners’ capital	$1,059,889	$1,033,155

(1)	Financial information for 2008 has been revised to include results attributable to the Chipeta assets.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2009 (1)	2008 (1)
	(in thousands)
Cash flows from operating activities
Net income	$65,806	$57,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	29,642	36,244
Deferred income tax expense (benefit)	(336)	2,433
Change in other items, net	(15,461)	8,190

Net cash provided by operating activities	$79,651	$104,715

Cash flows from investing activities
Chipeta acquisition	$(101,451)	$—
Capital expenditures	(41,500)	(68,930)
Loan to Anadarko	—	(260,000)
Investment in equity affiliate	(264)	(8,095)

Net cash used in investing activities	$(143,215)	$(337,025)

Cash flows from financing activities
Proceeds from issuance of common units	$—	$315,161
Reimbursement to Parent from offering proceeds	—	(45,161)
Issuance of note payable to Anadarko	101,451	—
Contributions from noncontrolling interest owners and Parent	40,745	148,356
Distributions to unitholders	(51,777)	(8,567)
Distributions to noncontrolling interest owners and Parent	(5,737)	(19,734)
Net pre-acquisition distributions to Anadarko	(1,169)	(106,355)

Net cash provided by financing activities	$83,513	$283,700

Net increase in cash and cash equivalents	$19,949	$51,390

Cash and cash equivalents at beginning of period	36,074	—

Cash and cash equivalents at end of period	$56,023	$51,390

(1)	Financial information for 2008 and the first six months of 2009 has been revised to include results attributable to the Chipeta assets.

Western Gas Partners, LP
OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008(1)	2009(1)	2008(1)

Throughput (MMcf/d)
Gathering and transportation	876	1,010	899	982
Processing	392	346	389	250
Equity investment (2)	119	111	120	110

Total throughput	1,387	1,467	1,408	1,342

Throughput attributable to noncontrolling interests	178	155	176	109

Total throughput attributable to Western Gas Partners, LP	1,209	1,312	1,232	1,233

Gross margin per Mcf attributable to Western Gas Partners, LP (3)	$0.40	$0.41	$0.39	$0.43

(1)	Financial information for 2008 and the first six months of 2009 has been revised to include results attributable to the Chipeta assets.

(2)	Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union.

(3)	Average for period. Calculated as gross margin (total revenues less cost of product), excluding the noncontrolling interest owners’ proportionate share of Chipeta’s revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP.